Exhibit 99.1

AITX’s RAD-I Introduces RADCam Enterprise, the First Talking Camera Plus Seamless Compatibility with Industry Leading Video Management System (VMS) Platforms

RADCam Enterprise Combines Video with Intelligent Speaking Agentic AI for Systems Integrators and Enterprise Camera Systems

Detroit, Michigan, September 15, 2025 – Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its subsidiary, Robotic Assistance Devices, Inc. (RAD-I), today announced the commercial availability of RADCam™ Enterprise, a proactive video security platform now compatible with the industry’s leading Video Management Systems (VMS). The intelligent talking camera can be integrated quickly and seamlessly into virtually any professional-grade video system.

The Company first introduced the RADCam Enterprise initiative on May 5, 2025, highlighting its expansion beyond residential applications into small medium business (SMB) and enterprise markets. With today’s availability, RAD-I will deliver the solution through an untapped niche in the security industry, specifically security system integrators and security system distributors.

RADCam Enterprise brings an intelligent “operator in the box” capability, enabling immediate talk-down to potential threats before human intervention is required. The device integrates a speaker, microphone, and high-intensity lighting, allowing it not only to record but also to actively engage. It can deliver live or automated talk-down messages, illuminate a scene, and provide two-way communication through RAD’s award-winning SARA™ Lite, creating instant deterrence and heightened situational awareness.

RADCam Enterprise is compatible with industry-leading VMS platforms and operates on RADSoC™ for desktop and RADMobile™ for iOS and Android, solutions already trusted across the industry for managing RAD’s ecosystem of devices. This foundation significantly broadens the market reach, creating immediate opportunities for sales and deployment.

RADCam Enterprise is offered at a cost and licensing fee that the Company considers well below industry standards, reinforcing RAD’s mission to greatly reduce the expense of traditional security and guarding through AI and robotics. At the same time, the solution is expected to deliver gross margins consistent with the Company’s established benchmarks.

“RADCam Enterprise builds on platforms that our partners and clients already know and trust,” said Mark Folmer, CPP, PSP, President of RAD-I. “By combining these familiar tools with new interactive response capabilities through SARA, we’re giving the market a powerful solution that addresses today’s real security challenges.”

RADCam Enterprise distinguishes itself from the original residential version of RADCam by integrating RAD’s agentic AI platform, SARA (Speaking Autonomous Responsive Agent) as well as being compatible with RADSoC and industry leading Video Management Systems.

“The commercial availability of RADCam Enterprise represents a significant milestone for RAD-I and for AITX as a whole,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD-I. “This solution expands our addressable market, accelerates adoption of SARA, and is expected to add meaningful recurring revenue opportunities. We believe RADCam Enterprise will strengthen our position as a leader in AI-driven security solutions and deliver long-term value for our clients, channel partners, and shareholders.”

RADCam Enterprise is available immediately through RAD-I’s network of channel partners and distributors. Pre-orders are open at www.radsecurity.com, giving clients the opportunity to be among the first to deploy the solution. Designed for broad use across industries including logistics, retail, education, and commercial real estate, RADCam Enterprise provides clients and integrators with new ways to modernize security operations using proven AI-driven tools.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry[i] through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope ($KSCP). Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

[i] https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/